FOR IMMEDIATE RELEASE	New York, NY (April 26, 2012)

INTERPUBLIC ANNOUNCES FIRST QUARTER 2012 RESULTS

•	Organic revenue increase of 2.8% and reported revenue increase of 2.2%
•	Seasonal first quarter operating loss narrows from $45.3 million a year ago to $39.4 million
•	First quarter 2012 loss per share was $0.10
•	Total debt reduced by $150 million during the quarter and 33 million shares eliminated from eligible dilutive share count

Summary

•	Revenue
o	First quarter 2012 revenue was $1.51 billion, compared to $1.47 billion in the first quarter of 2011, with an organic revenue increase of 2.8% compared to the prior-year period.

•	Operating Results
o	Seasonal operating loss in the first quarter of 2012 was $39.4 million, compared to an operating loss of $45.3 million in 2011.
o	Operating margin was (2.6)% for the first quarter of 2012, compared to (3.1)% in 2011.

•	Net Results
o
First quarter 2012 net loss available to IPG common stockholders was $45.9 million, resulting in a loss of $0.10 per basic and diluted share. This compares to a net loss available to IPG common stockholders a year ago of $48.1 million, resulting in a loss of $0.10 per basic and diluted share.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

“Our performance during the first quarter was solid and represents a good start  in meeting our goals for 2012. Organic revenue growth of 2.8% on top of an industry-leading first quarter last year demonstrates that our agencies are highly competitive in the marketplace,” said Michael I. Roth, Interpublic Chairman and CEO. “We continue to see significant contributions from our digital capabilities – both those embedded within our agencies across all marketing disciplines and at our digital specialist companies – as well as from operations in high growth geographic markets. Once again, we demonstrated disciplined cost management. We are on track to deliver on our financial targets for the year. The strength of our balance sheet and the significant de-leveraging that we have accomplished provide additional, powerful levers that will allow us to continue to support the needs of the business, further return capital to our owners and enhance shareholder value.”

Operating Results

Revenue
Revenue of $1.51 billion in the first quarter of 2012 was up 2.2% compared with the same period in 2011. During the quarter, the effect of foreign currency translation was negative 1.1%, the impact of net acquisitions was positive 0.5%, and the resulting organic revenue increase was 2.8%.

Operating Expenses
During the first quarter of 2012, salaries and related expenses were $1.10 billion, up 2.3% compared to the same period in 2011. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 2.7% organically.

Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, was 73.3% in the first quarter of 2012 compared to 73.2% in the same period in 2011.

During the first quarter of 2012, office and general expenses were $441 million, up 0.5% compared to the same period in 2011.  After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 0.8% organically.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Non-Operating Results and Tax
Net interest expense of $24.6 million increased by $1.0 million in the first quarter of 2012 compared to the same period in 2011.

Other expense, net was $1.3 million for the first quarter of 2012.

The income tax benefit in the first quarter of 2012 was $19.2 million on loss before income taxes of $65.3 million, compared to a benefit of $21.5 million on loss before income taxes of $75.0 million in the same period in 2011. The effective income tax rate for the first quarter of 2012 was 29.4%, compared to 28.7% for the same period a year ago.

Balance Sheet
At March 31, 2012, cash, cash equivalents and marketable securities totaled $1.59 billion, compared to $2.32 billion at December 31, 2011 and $1.85 billion at March 31, 2011.

Total debt was $1.62 billion at March 31, 2012, compared to $1.77 billion at December 31, 2011.

During the first quarter of 2012, the company retired all $400 million in aggregate principal amount of its 4.25% Convertible Senior Notes due 2023, which eliminates 33 million shares from eligible dilutive share count.  Additionally, the company issued $250 million in aggregate principal amount of its 4.00% Senior Notes due 2022.

Share Repurchase Program and Common Stock Dividend
During the first quarter of 2012, the company repurchased 4.9 million shares of its common stock at an aggregate cost of $52.5 million and an average price of $10.61 per share.  During the first quarter of 2012, the company declared and paid a common stock cash dividend of $0.06 per share, for a total of $26.2 million.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

For more information concerning the company’s financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draftfcb, FutureBrand, GolinHarris International, HUGE, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNAGLOBAL, McCann Erickson, Momentum, MRM Worldwide, Octagon, R/GA, UM and Weber Shandwick. Leading domestic brands include Campbell Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe and Partners Company; Gotham Inc.; Hill Holliday; ID Media; Mullen and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham (Press) (212) 704-1326	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements.  Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
FIRST QUARTER REPORT 2012 AND 2011
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011	Fav. (Unfav.) % Variance
Revenue:
United States	$879.7	$865.3	1.7%
International	627.1	609.5	2.9%
Total Revenue	1,506.8	1,474.8	2.2%

Operating Expenses:
Salaries and Related Expenses	1,104.9	1,080.1	(2.3)%
Office and General Expenses	441.3	439.2	(0.5)%
Restructuring and Other Reorganization-Related Charges, Net	-	0.8	N/M
Total Operating Expenses	1,546.2	1,520.1	(1.7)%

Operating Loss	(39.4)	(45.3)	13.0%
Operating Margin %	(2.6)%	(3.1)%

Expenses and Other Income:
Interest Expense	(32.6)	(31.9)
Interest Income	8.0	8.3
Other Expense, Net	(1.3)	(6.1)
Total (Expenses) and Other Income	(25.9)	(29.7)

Loss before Income Taxes	(65.3)	(75.0)
Benefit of Income Taxes	(19.2)	(21.5)
Loss of Consolidated Companies	(46.1)	(53.5)
Equity in Net Income of Unconsolidated Affiliates	0.4	0.3
Net Loss	(45.7)	(53.2)
Net Loss Attributable to Noncontrolling Interests	2.7	8.0
Net Loss Attributable to IPG	(43.0)	(45.2)
Dividends on Preferred Stock	(2.9)	(2.9)
Net Loss Available to IPG Common Stockholders	$(45.9)	$(48.1)

Loss Per Share Available to IPG Common Stockholders – Basic and Diluted	$(0.10)	$(0.10)
Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	437.6	476.0
Dividends Declared Per Common Share	$0.06	$0.06

N/M - Not meaningful

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax